                                                                   Exhibit 10.13

                             PLASMA SUPPLY AGREEMENT

THIS PLASMA SUPPLY AGREEMENT (this "Agreement"), effective January 3, 2006 is made by Omrix Biopharmaceutical, Ltd., an Israeli company, with its principal place of business located at MDA Blood Center, Tel Hashomer Hospital, Tel Aviv 52621 Israel ("BUYER") and the DCI Management Group, LLC, a limited liability company affiliated with Hutton Medical Services, LLC, having its principal office at 1019 Fort Salonga Road, Suite 109, Northport, NY 11768 ("SUPPLIER") (collectively the "parties").

SUPPLIER agrees to sell and BUYER agrees to purchase Recovered Plasma for Fractionation and Frozen Recovered Plasma for Fractionation from SUPPLIER as described in Exhibit B, which is attached hereto and, incorporated herein by reference.

For purposes of this Agreement, "Frozen Recovered Plasma for Fractionation" means recovered human plasma that has been frozen within 24 hours after phlebotomy, and "Recovered Plasma for Fractionation" means recovered human plasma that has been frozen within 72 hours after phlebotomy (collectively, "Recovered Plasma"). During the Term (defined below) of this Agreement and for a period of two years thereafter, BUYER shall not directly or indirectly purchase any Recovered Plasma from any of the community blood banks, and/or hospitals (collectively, "CBBs") set forth in Exhibit A attached hereto and made a part hereof. This purchase restriction will cover any additional CBBs that, upon agreement of the parties, are added to Exhibit A. This purchase restriction shall not apply if SUPPLIER provides less than 50% of the Committed Volume, and BUYER terminates this Agreement due to such material breach of SUPPLIER.

1.   PRICES AND VOLUMES - 2006

     SUPPLIER agrees to supply BUYER a minimum of *** liters of Recovered
     Plasma from December 1, 2005 through December 31, 2006 and in each of the four calendar years thereafter, ending December 31, 2010. However, SUPPLIER will make its best efforts to maximize the supply up to *** liters of Recovered Plasma per calendar year during the Term.

     The following is the agreed to price level for 2006. This would include Recovered Plasma that is collected from September 1, 2005 and stored until December 2005. This Recovered Plasma will be billed in the year 2005 and applied against the 2006 volumes, and will be delivered to BUYER no later than March 31, 2006.

     The price for DECEMBER 1, 2005 - DECEMBER 31, 2006 will be as follows:

     The first *** liters will be priced as follows:
     Frozen Recovered Plasma for Fractionation *** per liter
     Recovered Plasma for Fractionation *** per liter

PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                                       2


     For all volumes over the initial *** liters will be priced as follows:
     Frozen Recovered Plasma for Fractionation *** per liter
     Recovered Plasma for Fractionation *** per liter

     All prices are FOB CBB locations.

     SUPPLIER will notify BUYER in writing by no later than January 31, 2006 of the volume of Recovered Plasma (with a deviation of +/- 10%) that SUPPLIER commits to provide BUYER during 2006 (including December 2005). For each subsequent calendar year during the Term, SUPPLIER will notify BUYER in writing no later than November 15 of the prior year of the committed volume for such subsequent calendar year. The volumes referred in this paragraph are referred to as the "Committed Volumes."

     BUYER shall not be obligated to purchase more than *** liters per year.
     If an annual Committed Volume is less than *** liters, SUPPLIER shall continue during such year to make best efforts to provide *** liters, and BUYER shall be obligated upon written notice from SUPPLIER to purchase such additional volume, unless prior to receipt of any such notice BUYER notifies SUPPLIER in writing that BUYER does not, during such year, want to be obligated to purchase more than the Committed Volume, which notice shall be provided by BUYER no later than 90 days from SUPPLIER's notice setting forth the Committed Volume. Notwithstanding the foregoing, BUYER shall not be required to purchase more than the Committed Volume of the prior calendar year plus *** (not to exceed *** liters), provided, BUYER notifies SUPPLIER in writing 90 days before the American Association of Blood Banks (AABB) annual meeting that BUYER only intends to purchase a Committed Volume equal to that of the prior calendar year plus ***.

     In order to assist BUYER to qualify the Recovered Plasma for Thrombin, SUPPLIER will, within 30 days of the date of this Agreement, provide BUYER from each CBB with (i) 10 Recovered Plasma units which were separated and frozen after exactly 24 hours (i.e., Frozen Recovered Plasma for Fractionation) and (ii) 10 Recovered Plasma units which were separated and frozen after exactly 72 hours (i.e., Recovered Plasma for Fractionation). BUYER will pay for such units in accordance with the above pricing.

     Pricing for 2007 THROUGH 2010

     SUPPLIER will notify BUYER in writing (the "Price Notice") of the prices for Recovered Plasma applicable to the subsequent calendar year by no later than November 15th of each year preceding the applicable calendar year. SUPPLIER will keep BUYER updated on a regular basis on the status of price the negotiations between SUPPLIER and the CBBs. SUPPLIER will not raise prices to BUYER above the CPI (i.e., U.S. Consumer Price Index-All Urban Consumers, U.S. City Average, as published by the Bureau of Labor Statistics,

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                                       3


     U.S. Department of Labor) without BUYER's written consent. The prices set forth in a Price Notice for a calendar year will be based on current market conditions. If the current market price is above the CPI adjusted price, then the parties will mutually agree on the price to be charged. If there is a disagreement about the price determined by SUPPLIER based upon current market conditions, the parties will follow Section 14, Disputes, and the price determined under Section 14, Disputes, will apply retroactively to all purchases made by BUYER of the Committed Volume for such year. If at anytime, a requirement of a regulatory agency (e.g., IGIV specification for Omrigam) results in BUYER not being able to use a certain variety of Recovered Plasma (i.e., Frozen Recovered Plasma for Fractionation or Recovered Plasma for Fractionation) to produce and distribute BUYER's products, then, upon written notice to SUPPLIER, BUYER shall no longer be required to purchase such Recovered Plasma from SUPPLIER.

     Orders for Recovered Plasma may be submitted by BUYER or BUYER's affiliates.

2.   TERM

     The term of this Agreement will be begin on December 1, 2005 and end December 31, 2010, unless terminated sooner as provided under this Agreement (the "Term"). At the end of the Term, the contract can be extended with the mutual agreement of the parties for 3 years.

3.   PAYMENT

     Net 30 days from date of invoice, which may be issued any time after shipment. All payments will be wire transferred to a mutually agreed account. Late payment would be charged interest at 12% per annum or 1% per month.

     SUPPLIER shall invoice BUYER and BUYER shall remit payment via wire transfer to:

     DCI Management Group, LLC
     Wachovia Bank - NA
     202 Mamaroneck Ave.,
     White Plains, New York, 10601
     ABA #031201467,
     Account #2000011693161.

     Wherever there is provision in this Agreement for a credit to BUYER, if such credit cannot be fully applied to invoices within 60 days of when the credit arises, then such credit, or remaining balance, shall be paid by SUPPLIER to BUYER at the end of such 60-day period.

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                                       4


4.   SPECIFICATIONS

     The CBBs will follow specifications as per attached Omrix specifications (see Exhibit B attached) and all Applicable Laws (collectively, "Specifications").

     Any exceptions to the Specifications must be mutually agreed to in advance and in writing. Unless otherwise agreed in writing by the parties, CBBs will follow all F.D.A. 'lookback' (lookback) and post-donation requirements. BUYER will supply exact address to send lookback notifications and the parties will mutually agree to procedures covering all lookback events, which procedures will include a full credit to BUYER for any Recovered Plasma (i) that did not meet Specifications at the time of collection; (ii) where there was a subsequently identified testing issue after collection; or (iii) the unit was recalled by the CBB. All CBBs have received all necessary regulatory approvals and permits under "Applicable Law," including, but not limited to, F.D.A. approval, required state licensing, and Clinical Laboratory Inspection Act (CLIA) licensure and approval. SUPPLIER agrees to work with the CBBs to make reasonable efforts to assist BUYER to comply with requirements of the Israeli Ministry of Health relating to the import of the Recovered Plasma into Israel. CBBs will be required to sign the BUYER's Short Supply Agreement, attached hereto as Exhibit C, which form may be changed by BUYER from time to time. The CCBs can collect Recovered Plasma before the actual Short Supply Agreement date (but not earlier than September 1, 2005) as long as they certify that the Specifications were being followed on the date of the earliest bleed. As used herein, "Applicable Law" shall mean all applicable federal, state and local laws, rules, regulations and requirements of governmental and regulatory authorities, including, but not limited to, the FDA investigational new drug (IND) guidelines, Title 21 of the U.S. Code of Federal Regulations Part 640, as amended, cGMP (defined in Exhibit B), the Clinical Laboratory Inspection Act (CLIA) and such other applicable laws, regulations, requirements, and guidelines.

5.   TRANSPORTATION

     BUYER will supply shipping boxes for Recovered Plasma and will be responsible for their distribution to the CBBs. Desired size would allow 16-20 units per box. If required, SUPPLIER can purchase these boxes and charge BUYER the cost of purchasing and transporting the boxes to the CBBs. Unless otherwise agreed in writing, shipments will be accompanied by documentation as required by the FDA, Specifications and Applicable Law, and as may otherwise be specified by BUYER. The shipping boxes shall bear external labeling which correlate to the donation list. Each bag of Recovered Plasma in a shipping box shall bear, in addition to other required labels, a bar code label of the donation number.

     The parties will agree on a shipping schedule that will allow all CBBs to ship every 2-4 weeks depending on size of the CBB and freezer capacity at the CBB.

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                                       5


     SUPPLIER will provide BUYER each month with a rolling three month forecast of the anticipated shipping schedule (total by month and type)).

     BUYER assumes title to the Recovered Plasma when it is accepted on BUYER's behalf by BUYER's designated carrier. All transportation charges are for BUYER's account.

     If a shipment of any Recovered Plasma or any portion thereof fails to conform to the Specifications or is otherwise not as warranted, then BUYER shall have the right to reject such non-conforming shipment or portion thereof. BUYER shall give written notice to SUPPLIER of its rejection hereunder, setting forth in detail the basis of the rejection, within forty-five (45) days after receipt at BUYER's facility, specifying the grounds for such rejection. The nonconforming shipment or portion thereof shall be held for SUPPLIER's disposition, or shall be returned to SUPPLIER, or destroyed if required by Applicable Law, in each case at SUPPLIER's expense, as directed by SUPPLIER. BUYER shall not be obligated to buy or pay for any shipment which does not comply with the Specifications, or is otherwise not as warranted. BUYER shall receive a full credit for any rejected shipment, which shall include BUYER's shipping costs to BUYER's facility. Upon a request from BUYER, any CBB that is the source of a non-conforming shipments shall be removed from Exhibit A.

6.   PRODUCT

     As used herein, "Recovered Plasma" shall mean "Plasma for Further Manufacturing" (Frozen Recovered Plasma and Recovered Plasma for further manufacturing) as defined by the regulations of the Food and Drug Administration (Title 21 Code of Federal Regulation 606.3 et. seq.), the American Association of Blood Banks manual, and the Specifications set forth in Exhibit B, now or hereafter in effect, and shall have been collected from volunteer homologous donors and processed pursuant to the Applicable Laws.

     All Recovered Plasma shall be certified by the CBBs to be in compliance with the Specifications, including, without limitation, having been tested for viral markers/NAT-PCR, as listed in Exhibit B. This Agreement is subject to CBB compliance with any and all test requirements currently and hereafter mandated by Applicable Law.

     SUPPLIER warrants and covenants that all Recovered Plasma delivered under this Agreement meets the Specifications contained in Exhibit B. BUYER assumes full responsibility for the storage, handling, processing, manufacturing, sale and use of the Recovered Plasma upon SUPPLIER's delivery to BUYER.

     BUYER shall only be responsible for any loss, destruction or damage to the Recovered Plasma at all times that such Recovered Plasma is in the care, custody and control of BUYER (including its agents and contractors).

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                                       6


     Notwithstanding any other agreements, each party agrees to hold harmless and indemnify the other party (including its affiliates, and each of their respective directors, officers, agents, and employees) against, and reimburse the indemnitees for, any and all claims, demands, actions, causes of action, losses, judgments, damages, costs and expenses (including reasonable attorney's fees) arising out of any claim against an indemnitee
     (i) in respect to bodily injury, death, and property damage to the extent arising from the acts or omissions of the indemnifying party, (ii) a party's violation of any Applicable Law; or (iii) any breach by a party of any of its representations, warranties, covenants or agreements in this Agreement. At the indemnified party's option, the indemnifying party shall also defend the indemnified party, and in such case, shall have sole control of the defense and settlement, provided that any settlement must be agreed to by the indemnified party.

     This obligation to indemnify is conditional upon the party seeking to be indemnified providing the other party with prompt written notice of any claim or action for which the first party seeks to be indemnified. Each party agrees to cooperate in providing information necessary to defend against any such legal liability.

     Each party agrees to maintain general and professional liability insurance, each in the amount of at least One Million dollars ($1,000,000) combined single limit, and to provide copies to the other party of certificates of such insurance upon request.

     BUYER and SUPPLIER, on their own behalf, acknowledge and agree that each shall inform the other of any third party claim related to this Agreement and involving the other party as soon as it becomes aware of such claim.

7.   OTHER

     All notices, communications, demands, and payments required or permitted to be given or made hereunder or pursuant hereto shall conclusively be presumed for all purposes of this Agreement to be given or made by certified mail or overnight courier service, addressed as follows:

          BUYER:      Omrix Biopharmaceuticals, Ltd
                      MDA Blood Center, Tel Hashomer
                      Hospital, Tel Aviv 52621 Israel
                      Attn: Robert Taub
                      President and CEO

          SUPPLIER:   DCI Management Group, LLC
                      1019 Ft. Salonga Road

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                                       7


                      Suite 109
                      Northport, NY 11768
                      Attn: Ira London
                      Vice President of Marketing

Each party will appoint a contact person to handle all logistics and quality issues.

8.   GOVERNING LAW

     Without giving effect to the conflict of law provisions, this Agreement will be governed and construed in accordance with the laws of the State of New York.

9.   TERMINATION FOR DEFAULT

     Either party may terminate this Agreement by written notice to the other party if such other party materially fails to perform or materially defaults in any manner in the performance of this Agreement in accordance with its terms, and fails to cure any such breach after receiving a "Show Cause Notice" identifying the failure, and providing thirty (30) days to cure the failure or nonperformance. However, if the claimed failure to perform or other default is the subject of a bona fide dispute between the parties, then the parties agree to refer the dispute to the informal dispute escalation process under Section 14 of this Agreement and that the 30-day cure period shall be waived pending the outcome of that process. BUYER may terminate this Agreement upon written notice if a regulatory action or decree prevents BUYER from performing the manufacture and/or distribution of the end products (i.e., Omrigam NF) derived from the Recovered Plasma. In the event of a termination, the parties agree to cease all further purchases. The BUYER's liability to SUPPLIER in the event of termination will continue only with respect to goods and/or services received and accepted within thirty (30) days after the effective date of termination.

     Neither party will be liable for failure to perform due to unforeseeable causes beyond such party's control and without such party's fault or negligence, such as acts or omissions by the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, war, an act of governmental or quasi-governmental authorities, restrictions of law or of a court of competent jurisdiction.

     The rights and remedies of either party provided in this paragraph are not exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

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                                       8


10.  INDEPENDENT CONTRACTOR

     SUPPLIER is furnishing its services hereunder as an independent contractor, and nothing herein will create any association, partnership or joint venture between the parties hereto, or any employer-employee relationship.

11.  CONFIDENTIALITY

     Each party may designate any or all information, data, written and/or verbal communications developed, accessed, provided, or referenced during the performance of this Agreement as Confidential.

     The BUYER and SUPPLIER acknowledge and agree that if during the Term of this Agreement such information is designated confidential and is disclosed by one party to the other, each party will hold all such confidential information in the strictest confidence as a fiduciary and will not voluntarily sell, transfer, publish, disclose, display or otherwise make available to any third persons such confidential information or any portion thereof without the express written consent of the other party or use such information except in the performance of this Agreement. The BUYER and SUPPLIER will each use their best efforts to protect the confidentiality of all such information consistent with the manner in which they protect their most confidential business information.

     For the purposes of the Agreement, confidential information includes all Agreement terms and conditions, and such other information identified as Confidential prior to disclosure. Notwithstanding the foregoing, (i) a party may disclose the terms of this Agreement to securities and other regulatory agencies as may be advised by legal counsel, (ii) to affiliates, attorneys, accountants and consultants, or to any potential investor or acquirer, provided all are bound by confidentiality obligations, and (iii) BUYER may disclose this Agreement to a purchaser of the products produced by BUYER from the Recovered Plasma.

12.  TITLE TO GOODS

     SUPPLIER warrants and represents that clear and unrestricted title for all goods or products under this Agreement will pass to the BUYER upon acceptance by BUYER as defined in Section 5; however, BUYER's responsibilities for all goods and products provided hereunder arise with BUYER's taking possession of such goods and products.

13.  SOLE AGREEMENT/AMENDMENTS

     This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter contained in it, and no amendment, modification or

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                                       9


     waiver of any of the terms and conditions hereof will be valid unless in writing and executed by both parties. Any prior verbal or written agreements are not considered a part of this Agreement.

14.  DISPUTES

     To the extent that there are disputes with respect to performance, including payments, under this Agreement, such disputes are not cause for the SUPPLIER to stop work or BUYER to stop payment under the Agreement, but will be resolved in due course to the extent possible in accordance with this section.

     The parties to this Agreement will attempt to resolve any problem or dispute arising out of, or related to, this Agreement through good faith consultation in the ordinary course of business. In the event that any problem or dispute is not so resolved, either party may upon written notice ("Notice") to the other request that the matter be referred to senior management officers within each respective organization with express authority to resolve the problem or issue but who are not immediately responsible for the matters contemplated by this Agreement. Within ten days of the Notice of the dispute, such representatives will meet or confer at least once in good faith to negotiate a resolution.

     If the representatives are unable to resolve the problem or dispute within thirty (30) days of the Notice, either party may take the matter to the Dispute Resolution Procedure set forth below.

     Dispute Resolution Procedure: If any problem or dispute arising out of or related to this Agreement is not resolved by the parties in the above described manner, at the request of either party, the matter will be submitted to binding arbitration conducted in New York City, by a sole arbitrator in the English language, and in accordance with the rules and procedures set forth by American Arbitration Association. The sole arbitrator shall be appointed by agreement of the parties. In the event the parties fail to agree upon the appointment of the sole arbitrator within thirty (30) days after a notice of arbitration is given by either party to the other, then the arbitrator shall be selected and appointed by the American Arbitration Association. The arbitration award and/or determination shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction.

15.  ORDER OF PRECEDENCE

     In the event of a conflict between the terms of this Agreement, or any amendments hereto executed in accordance with Section 13, the terms of the amendment govern.

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                                       10


16.  SEVERABILITY

     Each paragraph and provision of this Agreement is severable from the entire Agreement, and if any provision is declared invalid, the remaining provisions will remain in effect.

17.  WARRANTIES

     Each party hereby represents, warrants and covenants that:

     (a) All services performed and products supplied under this Agreement will conform to the requirements of this Agreement, the Specification, and all Applicable Laws.

     (b) It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, (b) this Agreement, when executed and delivered by it, will be the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (c) the execution, delivery and performance of this Agreement by it do not and will not (i) conflict with, or constitute a breach or default under, its charter documents or any material agreement, contract, commitment, or instrument to which it is a party or (ii) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any third party or any governmental or regulatory authority, and (d) it has not previously granted and will not grant any rights to any third party which are, nor contract with any third party in any manner which is, inconsistent with the rights granted herein.

18.  BANKRUPTCY

     This Agreement may be terminated by either party upon serving notice in the event that the other party shall be or become insolvent, shall cease doing business as a going concern, make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as and when they fall due or in the event that there are any proceedings instituted by or against it in bankruptcy or under the insolvency laws or for receivership or dissolution which are not frivolous or vexatious proceedings or not dismissed within thirty (30) days from commencement of such proceedings.

19.  ASSIGNMENT

     This Agreement shall not be assignable by any party without the prior written consent of the other party, except that (i) either party shall be permitted to assign this Agreement, without the other party's consent, to an affiliate or a company acquiring all or substantially all of the first party's assets, voting stock or business to which this Agreement relates, and (ii) BUYER shall be permitted to assign this

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                                       11


     Agreement, all upon written notice to the other party. Such assignment shall be subject to the assignee agreeing in writing to assume the benefits and obligations of this Agreement. Any assignment made without prior written consent, if such consent is required, shall be wholly void and invalid.

20.  RECORDS

     SUPPLIER shall maintain complete and accurate records of and supporting documentation for supply of the Recovered Plasma to BUYER, for a period of two (2) years following termination of this Agreement, or other longer period required under this Agreement or Applicable Laws. SUPPLIER agrees to provide BUYER with documentation and other information as may be reasonably requested by BUYER to verify accuracy and compliance with the provisions of this Agreement.

21.  SURVIVAL

     Any provisions of this Agreement that, in order to fulfill the purposes of such provisions, need to survive the termination or expiration of this Agreement, shall be deemed to survive for as long as necessary to fulfill such purposes.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their representatives duly authorized as of the day and year first above written.

DCI MANAGEMENT GROUP, LLC               OMRIX BIOPHARMACEUTICALS, LTD

/s/ Ira London                          /s/ Robert Taub
-------------------------------------   ----------------------------------------
Ira London                              Robert Taub
Vice President of Marketing             President and CEO

Date:                                   Date:
      -------------------------------         ----------------------------------

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                                       12


EXHIBIT A - COMMUNITY BLOOD BANKS SUPPLYING PLASMA TO BUYER

EXHIBIT A

COMMUNITY BLOOD BANKS SUPPLYING PLASMA TO BUYER

1.   LIFESOUTH, GAINESVILLE, FL

2.   BLOODNET, LAKELAND, FL

3.   MEDIC, KNOXVILLE, TN

4.   ANMED, ANDERSON, SC

5.   DAK-MINN, GRAND FORKS, ND

6.   SIOUX VALLEY, SIOUX FALLS, SD

7.   LANE, EUGENE, OR

8.   NWFL, PENSACOLA, FL

9.   SHEPEARD, AUGUSTA, GA

10.  PIEDMONT, SPARTANBURG, SC

11.  SOUTH TEXAS BLOOD AND TISSUE CENTER, SAN ANTONIO, TX

12.  CHAMPLAIN, PLATTSBURGH, NY

13.  USBB, MIAMI, FL

14.  BLOOD ASSURANCE, CHATTANOOGA, TN

15.  BC NC WISCONSIN, WAUSAU, WI

16.  SUNCOAST COMMUNITIES BLOOD BANK, SARASOTA, FL

17.  BLOOD BANK OF SAN BERNARDINO AND RIVERSIDE COUNTIES, SAN BERNARDINO, CA

18.  COMMUNITY BLOOD BANK, RANCHO MIRAGE, CA

19.  UNIVERSITY OF TEXAS MD ANDERSON CANCER CENTER, HOUSTON, TX

This is a preliminary listing of CBBs. Additional CBBs will be added as necessary to increase yearly volumes, upon the mutual written agreement of the parties. Such additions, upon mutual written agreement, may be made by SUPPLIER at any time during the Term of this Agreement.

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                                       13


SUPPLIER shall provide BUYER access to all documents relating to its and the CBBs' performance under this Agreement to the extent required by Applicable Law or for BUYER to comply with Applicable Law. SUPPLIER shall allow and arrange access by BUYER during normal business hours to all such documents and to its and the CBBs' facilities for purposes of inspections or other requests for access by BUYER in accordance with Applicable Law, and to confirm compliance with the terms of this Agreement. Inspections by BUYER will be made upon reasonable prior notice. The inspection rights in this Exhibit shall be authorized in SUPPLIER's agreements with the CBBs. Any CBB that is found not to conform to Applicable Law or the Specifications shall be removed from this Exhibit A.

If any CBB is closed as a result of regulatory sanctions or receives a warning letter or consent decree from the FDA or any other governing entity or if SUPPLIER or such CBB is found to have compliance problems that might affect the quality of the Recovered Plasma (each a "Triggering Event"), SUPPLIER must notify BUYER immediately, and in any event not later than 5 business days after SUPPLIER learns of such Triggering Event, consent decree or problem. Following any such Triggering Event, based on the substance of the Triggering Event (related to the quality of the plasma) SUPPLIER will recall all stocks of Recovered Plasma held by BUYER at such time and issue a credit to buyer. Additionally, if any CBB is found by BUYER to be deficient in its compliance with the Specifications or Applicable Law, SUPPLIER will have thirty (30) business days to provide, in writing, a corrective action plan ("CAP") acceptable to BUYER. No Recovered Plasma will be shipped to BUYER from such CBB until the CAP was successfully implemented and such CBB was approved by BUYER to be clear of the deficiency declared as provided above. If the CAP is unacceptable to BUYER or if a CAP cannot be implemented for any CBB within ninety (90) days after the announcement of such a deficiency, then, at BUYER's option, this Agreement, including the Recovered Plasma volumes, can be modified to eliminate such CBB.

EXHIBIT B - OMRIX PRODUCT SPECIFICATIONS

                         HUMAN PLASMA FOR FRACTIONATION
                RECOVERED PLASMA SPECIFICATIONS AND REQUIREMENTS

DEFINITION:

As used herein, "Plasma" shall mean "Plasma for Further Manufacturing" (Frozen Recovered Plasma and Recovered Plasma for further manufacturing) as defined by the regulations of the Food and Drug Administration (Title 21 Code of Federal Regulation 606.3 et. seq.), the American Association of Blood Banks manual, and the applicable items set forth in this Exhibit B now or hereafter in effect, and shall have been collected from volunteer homologous donors and processed pursuant to the regulations applicable thereto.

Frozen Recovered Plasma for Fractionation; i.e. separated from the cellular elements and frozen by cooling rapidly to minus 20 degrees C (-20 degrees C) within 24h or Recovered Plasma for Fractionation separated from the cellular elements and frozen by cooling rapidly to minus 20 degrees C (-20 degrees C) within 72h.

The plasma may contain cryoprecipitate fraction or be cryo-depleted.

The plasma meeting these definitions will comply with all requirements as they may be updated from time to time by the FDA regulations.

All blood donations are collected by FDA licensed blood donor centers or blood banks.

Anticoagulant solutions, plasma containers and labels must comply with the CFR regulations.

DONOR SELECTION, BLOOD COLLECTION AND RECORD MAINTENANCE

Authorizations of the blood donor centers/ blood banks as well as procedures of selection of donors and blood collections are according to the regulations and guidelines of the FDA/CFR.

STORAGE AND SHIPMENT

The plasma is maintained at or below -20 degrees C during storage and transportation according to CFR regulations. Documentation of temperature monitoring is required during shipping.

The Plasma received by Omrix must be less than 12 months from the date of donation.

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                                       15


VIRAL MARKER & NAT-PCR TESTS

Each donation must be individually tested and found non-reactive/ negative for:

HBsAg
antibodies to HCV and HIV 1/2.

HTLV I/II
All donors are tested for indirect Antiglobulin and have been found negative.

All units are tested and found negative for Syphilis.

PCR/NAT tests for HCV and HIV will be performed by FDA approved mini pool testing (pools of 16 or 24 according to manufacturers approved methodology) and found negative. Units found to be positive shall be removed from the shipment. Additional PCR/NAT (e.g. Parvao B19) testing will be performed if required by FDA--if FDA requires additional PCR/NAT testing CBB will take necessary action to meet FDA standards.

All the tests must be performed in FDA approved laboratories.

Supplier shall provide Buyer with a copy of the directional insert for each type of test kit used in testing and a notification of changes of test kit types.

The kit details should be provided including Name, Manufacturer, Generation and License Number.

All testing kits used for plasma donation testing must be licensed by the US FDA. Each test kit must be validated in the testing lab and a report provided. This shall be interpreted to mean, the Blood Centers supplying Recovered Plasma Products to Omrix will use licensed FDA test kits and will follow test kit manufacturers directional insert for testing procedure, including use of controls. The Blood Center testing lab will employ the use of external controls and participate in proficiency testing programs for those related viral markers as available. The testing lab has not validated the test kit, the FDA licenses the test kit and to our understanding releases each lot from licensed manufacturer, (i.e. Abbott/ Ortho) prior to release of lot numbers for Blood Bank usage. Any changes to the testing laboratory and test kits used for the plasma testing must be notified in writing to Buyer at least 60 days prior to the shipment of any plasma using such changed test kits. Documentation on the test kits validation must be provided.

     GENERAL QA AND RA REQUIREMENTS

     - Short Supply Agreement must be signed between each blood center (Exhibit D) and Buyer.

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                                       16


     - Plasma Master File should be submitted once and then when versions are updated or new versions are issued.

     - Supplier must receive written approval prior to shipment to Buyer after execution of the Short Supply Agreement.

     -    Description of the separation process after phlebotomy until storage.

     - Traceability to the individual plasma units will be kept on file for not less than 15 years. This information will be made available to Buyer upon request.

     - Buyer will have the right to inspect/audit relevant areas of the CBB facilities and the relevant documentation associated with the supply of plasma once a year. This rate may be adjusted whenever considered necessary.

     - Look back procedures according to the current FDA guidelines is established and followed and Buyer's QA will be notified of any Look back action as required in the regulations.

     - All preventive measures are taken to reduce the possible risk of transmission of Creutzfeldt - Jacob disease (CJD) and variant Creutzfeldt - Jacob disease (vCJD) in blood and blood products.

     - All preventive measures are taken to reduce the possible risk of West Nile virus transmission and SARS in blood.

     - Implementation of additional viral marker tests in the future if required by FDA authorities.

     - Supplier will give Buyer the required regulatory support for submission to regulatory authorities for so long as this Agreement is in effect.

     - Supplier will provide Buyer with the regulatory support services set forth hereto

               a) In the event Buyer notifies Supplier of a recall, product withdrawal, or field correction of any aspect of Buyer's product, whether or not effected voluntarily or requested or ordered by any federal or state agency or government agency, Supplier shall fully cooperate with Buyer as necessary to support any investigation such as recall, withdrawal or correction.

               b) In the event Supplier believes that a recall, product withdrawal, or field correction is necessary or otherwise appropriate, Supplier shall promptly notify and consult with Buyer, and Supplier shall cooperate as reasonably necessary to effectuate any such recall, withdrawal or correction.

               c) Provision of regulatory documentation or letter of access to approved files to support Buyer in obtaining new authorizations, such as Marketing Authorizations or Clinical Trial Authorizations for Buyer's product worldwide.

               d)   Preparation of Short Supply Agreement

               e) Response to questions from regulatory authorities worldwide in relation to Marketing Authorization Applications or requests for Clinical Trial Authorizations for Buyer's product worldwide.

               f) Provision of regulatory information to support variations/supplements to existing Marketing Authorizations for Buyer's product upon reasonable request from Buyer, fully cooperate with and provide all assistance requested by Buyer to obtain and maintain all regulatory approvals that are required to manufacture, distribute, use or sell Buyer's product. Supplier shall also assist Buyer in responding to requests and inquiries from applicable regulatory authorities prior to, during and after regulatory review periods, including without limitation, providing all data, records and reports requested by Buyer relevant to such review periods.

The documentation should state the quality of plasma; i.e. Frozen Recovered Plasma for Fractionation (within 24h) or Recovered Plasma for Fractionation (within 72h).

Required Documentation for approval of the donor center/blood bank:

Plasma Master File for each donor center/blood bank which should include at least the following information:

     -    Establishment License

     -    Epidemiological data

     -    Donor Exclusion Criteria

     -    Laboratory System Information

     -    Maintain SOPs: (Buyer can review and audit)

               -    Donor Record System

               -    Look back procedure

               -    Test Results Management

     - Certificate of Quality (See Shipment Cover Sheet: Annex 1 to this Exhibit B)

     -    Bleeding List

Additional information might be requested by the Israeli Ministry of Health

Each time the Plasma Master File is being updated a copy is to be provided to Buyer.

Documentation provided:

A list of the names, address, and license number and/or Establishment Registration Number of all CBBs included in the shipment, and the period of collection for the plasma in the shipment, indicating the earliest and latest donation date.

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                                       18


1. A complete bleeding list indicating the name and address of the donor center, identification number of donation to be found on the plasma unit, collection date, confirmation of negative test results for each test required above, and donation volume.

     A signed and approved Certificate of Quality which includes the following information:

          a.   Customer name

          b.   Plasma Type

          c.   Shipment date

          d.   Delivery Number

          e.   Volume

          f.   Number of Bleeds

          g.   Number of Cases

          h. Tests/Test Kit Name/Manufacturer/License/Results (viral markers and NAT-PCR) and certify that specifications were met.

          i.   Statements required:

                    Plasma was collected and separated according to supplier approval procedures.

                    Plasma quality is that required for production of plasma derivative products intended for human use in USA.

                    Plasma has been collected in FDA licensed facilities under CGMP guidelines and in accordance with the code of Federal regulations CFR 21. Bleeding lists will be signed by the QA responsible person

                    Plasma was collected and separated according to Supplier approval procedures.

                    Statement regarding freezing and storage conditions

2. Documentation indicating information such as name of the product, the quantity in liters, and the number of containers in the shipment, and other standard requirements.

3.   Documentation to be provided with the shipment

          a.   Certificate of Quality

          b. A copy of the bleeding lists in each carton for the individual units of plasma contained in that carton and a detailed description of the CBB from where the plasma has been collected from the approved list of CBBs as appears in Exhibit A.

4. Electronic file: In addition, Blood Centers will establish an electronic file packing list similar to the Exhibit D (shipped 5-50-2003.csv) within 6 days after contract signature

QUALITY CONTROL BY CUSTOMER:

Units are removed and rejected if:

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                                       19


          -    They cannot be identified or have improper documentation.

          -    They have no date or incorrect date.

          - They are pink or red colored or exhibit signs of hemolysis or signs of excessive lipemia (based on visual test).

          -    They are broken.

          - The unit does not appear in the bleeding list (surplus bag/container).

          -    They are under filled (<100ml).

          -    There is Lookback information on a particular unit.

          -    The unit is positive for a viral marker/NAT test.

          - The label content of the unit is not correspondent to the data reported on the shipping list.

          -    Anti-D Reclassification plasma.

If significant in quantity, these rejected units will be deducted from future invoices of the supplier.

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                                       20


                              ANNEX 1 TO EXHIBIT B

                   SHIPMENT COVER SHEET AND LETTER OF TESTING
                    CERTIFICATION FOR RECOVERED PLASMA FROZEN
            (FROZEN WITHIN 24HOURS) SHIPPED AT -20 degrees OR COLDER.

Blood Center Name: _____________________________________________________________

Address: _______________________________________________________________________

City, State, Zip: ______________________________________________________________

F.D.A. License #: ______________________________________________________________

Telephone: _____________________________________________________________________

Fax: ___________________________________________________________________________

TO: OMRIX BIOPHARMACEUTICALS LTD.
    Tel-Hashomer POB 888
    Kiryat-Ono 55000, Israel

Date of shipment: ______________________________________________________________

Bill of Lading #: __________________________ Reference Number: _________________

Number of Cartons: ____________ (Carton numbers: From ____________ to _________)

The shipment contains _______________ plasma units,and liters of plasma.

All donations are from bleed date ________ to bleed date ________

                                                                  FDA
Screening Test     Test Kit Name   Generation   Manufacturer   License #
--------------     -------------   ----------   ------------   ---------
HBsAg
anti-HIV 1 and 2
anti-HCV
HCV by NAT
HIV by NAT
Anti-Syphilis

HTLV I/II

Plasma bag (type, manufacturer): _______________________________________________
Anticoagulant: _________________________________________________________________

It is certified that all units in this shipment are tested and found non-reactive for HIV-1 RNA, HCV RNA, HBsAg, HTLV I/II and for antibodies to HIV 1/2 and HCV with FDA licensed tests above. In addition, all units have tested negative in the serological test for syphilis (STS) listed above.


Signature of Responsible Person
                                ------------------------------------------------
Date
     ----------------------

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                                       22


                   SHIPMENT COVER SHEET AND LETTER OF TESTING
                    CERTIFICATION FOR RECOVERED PLASMA FROZEN
            (FROZEN WITHIN 72 HOURS) SHIPPED AT -20 degrees OR COLDER.

Blood Center Name: _____________________________________________________________

Address: _______________________________________________________________________

City, State, Zip: ______________________________________________________________

F.D.A. License #: ______________________________________________________________

Telephone: _____________________________________________________________________

Fax: ___________________________________________________________________________

TO: OMRIX BIOPHARMACEUTICALS LTD.
    Tel-Hashomer POB 888
    Kiryat-Ono 55000, Israel

Date of shipment: ______________________________________________________________

Bill of Lading #: ____________________ Reference Number: _______________________

Number of Cartons: ___________ (Carton numbers: From ___________ to ___________)

The shipment contains _________ plasma units, and liters of plasma.

All donations are from bleed date _____________ to bleed date _____________

                                                                  FDA
Screening Test     Test Kit Name   Generation   Manufacturer   License #
--------------     -------------   ----------   ------------   ---------
HBsAg
anti-HIV 1 and 2
anti-HCV
HCV by NAT
HIV by NAT
Anti-Syphilis
HTLV I/II

Plasma bag (type, manufacturer): _______________________________________________

Anticoagulant: _________________________________________________________________

It is certified that all units in this shipment are tested and found non-reactive for HIV-1 RNA, HCV RNA, HBsAg, HTLV I/II and for antibodies to HIV 1/2 and HCV with FDA licensed tests above. In addition, all units have tested negative in the serological test for syphilis (STS) listed above.


Signature of Responsible Person
                                ------------------------------------------------
Date
     ------------------------

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                                       24


EXHIBIT C - SHORT SUPPLY AGREEMENT

                             SHORT SUPPLY AGREEMENT

As a supplier of Recovered Human Plasma to OMRIX BIOPHARMACEUTICALS, LTD., hereinafter "OMRIX", for use in the manufacture of licensed plasma products for injection, the undersigned agrees to:

     1. Comply with all applicable laws, rules, regulations, and guidelines, including those of the U.S. Food and Drug Administration, which are referenced in the Short Supply provisions of 21 CFR 601.22 and latest version of OMRIX Recovered Plasma Specifications and Requirements.

     2. Permit inspection of your facility, procedures, and records by OMRIX personnel, the Food and Drug Administration, and other applicable regulatory bodies.

     3. Establish procedures, inspections, tests, or other arrangements necessary to assure full compliance with all applicable regulations, including continued physical control and accountability of Recovered Human Plasma until shipment to OMRIX. Upon request, furnish OMRIX with a copy of such procedures, inspections, tests, or other arrangements, and advise OMRIX of any changes which could affect the continued safety, purity, and potency of the Recovered Human plasma collected for OMRIX.

     4. This Short Supply Agreement covers all blood bank locations which are represented by the undersigned and have the same FDA License number.

NAME OF
ESTABLISHMENT:      ____________________________________________________________

ADDRESS:            ____________________________________________________________

CITY, STATE, ZIP:   ____________________________________________________________

FDA LICENSE NUMBER: ____________________________________________________________


AGREED TO BY:
                    ------------------------------------------------------------
                                  (Signature, Authorized Official)

                    ------------------------------------------------------------
                                     (Printed name and position)
DATE:
                    ------------------------------------------------------------

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                                       25

FOR OMRIX BIOPHARMACEUTICALS, LTD.:


AGREED TO BY:
              ------------------------------------------------------------
                            (Signature, Authorized Official)

              ------------------------------------------------------------
              (Printed name and position)
DATE:
              ---------------------------

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                                       26


EXHIBIT D - ELECTRONIC FILE

          Northwest Florida Inc.
          Blood Center
          2201 N. 9th Avenue Pensacola FL 32503
          Shipping Date: 5/5/2003
          Product Type: Frozen Recovered Plasma
          Number of Records: 720
          Quantity in Liters: 186.509

(Start Data)

BOXNUMBER   UNITNUM   COLLECTED   VOLUME
---------   -------   ---------   ------
   3890     4340694   4/18/2003     0.24
   3890     4340697   4/18/2003     0.26
   3890     4340705   4/19/2003    0.282
   3890     4340708   4/19/2003    0.209
   3890     4507247   4/18/2003     0.27
   3890     4507258   4/18/2003    0.245
   3890     4562487   4/17/2003     0.22
   3890     4562488   4/17/2003    0.287
   3890     4619921   4/18/2003    0.301
   3890     4661220   4/18/2003    0.237